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Exhibit 23.2

CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 15, 2001 included in Quidel Corporation's Form 10-K/A for the year ended December 31, 2000 and our report dated November 22, 2000 on Litmus Concepts, Inc. included in Quidel Corporation's Form 8-K/A dated February 21, 2001 and to all references to our firm included in this Registation Statement.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
September 19, 2001

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CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS